UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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IONA Technologies PLC
(Name of Registrant as Specified In Its Charter)

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On June 25, 2008, the Chief Executive Officer of IONA Technologies PLC (the “Company” or “IONA”) provided the following e-mail to the Company’s employees in connection with the announcement that the Company and Progress Software Corporation, a Massachusetts corporation (“Progress”), had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of the Company, whereby SPK Acquisitions Limited, a private limited company incorporated under Irish company law and a wholly-owned subsidiary of Progress (“SPK Acquisitions”), will acquire all of the issued and to be issued share capital of the Company not already owned by Progress or its subsidiaries for cash (the “Scheme”) by means of a scheme of arrangement under Section 201 of the Irish Companies Act 1963 (the “Companies Act”) (the proposed acquisition by SPK Acquisitions of the Company is referred to as the “Acquisition”):
After a five month process examining various strategic alternatives, we have announced we have signed a definitive agreement with Progress Software under which they will acquire IONA. The closing of the transaction is expected to occur in September 2008 pending regulatory & shareholder approvals.
As many of you know, today IONA partners with Progress to deliver a best-in-class SOA management solution based on the Actional product. Progress was established in 1981 and has its headquarters in Bedford, Massachusetts. Under the leadership of its Co-Founder and CEO, Joe Alsop, Progress Software has established itself as a major software company providing application infrastructure software for the development, deployment, integration and management of business applications. Progress Software has approximately 1,700 employees globally and in 2008 will do approximately $500 million in revenue.
Combining IONA’s innovative technology, unique hybrid business model and expertise in large-scale integration with Progress’ complementary set of SOA products and resources creates a unique opportunity to form a market-leading company with the breadth, resources and innovation to deliver significant value to IONA customers and opportunities for our employees. It is the intent of the merged company to continue to invest in IONA’s CORBA, Artix and FUSE product families.
As is our tradition for significant IONA events, we will be conducting employee town halls. During the town hall, you will get an opportunity to hear from Joe Alsop and ask questions relating to the acquisition. Joe is quoted in today’s press release as saying “We are proud to inherit IONA’s long history and reputation for developing some of the industry’s most advanced and well-recognized technology for integrating mission — critical systems”.
Over the next 90 days, in addition to ensuring we secure the necessary regulatory & shareholder approvals for the transaction to close, we will be working very closely with Progress to plan for a successful integration. This planning process will be led by Peter Sliwkowski VP Product & Support Operations from Progress’s side and by John Schipelliti, Director of Corporate Development at IONA.
IONA will continue to operate ‘as is’ until the transaction is closed. I would like to thank you for your professionalism over the last five months on staying focused to our core values and ask that you continue the same level of commitment into the future.

If you have any questions relating please feel free to speak with any SMT member or me, if you wish. My door is always open.
I look forward to speaking with you at the town hall. Dial in details will be distributed in a separate email.
Peter
Peter M. Zotto
CHIEF EXECUTIVE OFFICER
peter.zotto@iona.com
IONA Technologies
200 West Street Waltham, MA 02451 USA
Tel: (781) 902-8718
Fax: (781) 902-8009
Making Software Work Together TM
Important Additional Information and Where to Find It
In connection with the Acquisition and the Scheme, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the scheme document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the scheme document) and the other relevant materials when they become available because they will contain important information about IONA, SPK Acquisitions, Progress and the proposed Acquisition and the Scheme and related matters.
The proxy statement (comprising the scheme document) and other relevant materials (when they become available), and any and all documents filed by IONA and Progress with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations and by Progress by directing a written request to Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION AND THE SCHEME.
IONA, SPK Acquisitions and Progress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the Acquisition and the Scheme. Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended 31 December 2007, which was filed with the Securities and Exchange Commission on 14 March 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on 29 April 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Information about those executive officers and directors of Progress is set forth in Progress’ Annual Report on Form 10-K for the year ended 30 November 2007, which was filed with the Securities and Exchange Commission on 29 January 2008, the proxy statement for Progress’ 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on 24 March 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of IONA, SPK Acquisitions, Progress and their respective executive officers and directors in the Acquisition and the Scheme by reading the proxy statement (comprising the Scheme Document) and other filings referred to above.
Safe Harbor for Forward-Looking Statements
Certain items in this filing may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on IONA’s, SPK Acquisitions’ or Progress’, as applicable, current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. IONA, SPK Acquisitions or Progress, as applicable, can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements include: uncertainties as to the timing of the closing of the Acquisition; uncertainties as to whether the IONA Shareholders will vote in favour of the Acquisition; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Acquisition; the effects of disruption from the Acquisition making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress’ business; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by IONA and Progress, including IONA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on 14 March 2008, IONA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 12 May 2008, Progress’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on 29 January 2008, and Progress’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 9 April 2008. Such forward-looking statements speak only as of the date of this filing. IONA, SPK Acquisitions and Progress expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in IONA’s, SPK Acquisitions’ or Progress’, as applicable, expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Disclosure Required by the Irish Takeover Rules
The directors of the Company accept responsibility for the information contained in this filing. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure such is the case), the information contained in this filing is in accordance with the facts and does not omit anything likely to affect the import of such information.
Lehman Brothers Inc., which is regulated under the laws of the United States of America, is acting exclusively for the Board of Directors of the Company and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of Directors of the Company for providing the protections afforded to clients of Lehman Brothers Inc. or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Any person who is a holder of 1% or more of the share capital of the Company may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the offer period in respect of the Acquisition.
Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.
Merrion Stockbrokers Limited, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion Stockbrokers Limited or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.